UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 8, 2005

VALOR COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

001-32422 (Commission File Number)	20-0792300 (IRS Employer Identification No.)

201 E. John Carpenter Freeway, Suite 200, Irving, Texas (Address of principal executive offices)	75062 (Zip Code)

Registrant’s telephone number, including area code	(972) 373-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
On December 9, 2005, Valor Communications Group, Inc. (the “Company”) announced that it entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ALLTEL Holding Corp. (“Spinco”), a newly formed, wholly owned subsidiary of Alltel Corporation (“Alltel”) that will hold Alltel’s wireline telecommunications business and certain related business operations (“Alltel Wireline”) following the contribution by Alltel of Alltel Wireline to Spinco (the “Contribution”). Following the Contribution, Alltel will distribute to its stockholders all of the shares of capital stock of Spinco (the “Distribution”), and then Spinco will be merged with and into the Company, with the Company continuing as the surviving corporation. In order to effect the Contribution and the Distribution, Alltel and Spinco entered into a Distribution Agreement (the “Distribution Agreement”). Prior to the Distribution, Spinco will consummate certain financing transactions (the “Spinco Financing”) pursuant to which Spinco will borrow approximately $3.965 billion through a new senior credit agreement, the issuance of high yield debt securities in an offering under Rule 144A or a public offering and the distribution of Spinco debt securities to the Company. The proceeds of the Spinco Financing will be used to pay a dividend to Alltel’s stockholders (in an amount not to exceed Alltel’s tax basis in Spinco) and for other purposes.
Merger Agreement
Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, immediately after the consummation of the Contribution and the Distribution, Spinco will merge (the “Merger”) with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, all of the issued and outstanding shares of Spinco common stock will be converted into the right to receive an aggregate number of shares of common stock of the Company that will result in Alltel’s stockholders holding 85% of the outstanding equity interests of the Surviving Corporation immediately after the Merger and the stockholders of the Company holding the remaining 15% of such equity interests (subject , in each case, to dilution from compensatory equity grants and other issuances).
The Merger Agreement provides that, following the Merger, Jeffrey Gardener, who currently serves as Executive Vice President — Chief Financial Officer of Alltel, will serve as the Chief Executive Officer of the Surviving Corporation, and Francis X. Frantz, who currently serves as the Executive Vice President — External Affairs, General Counsel and Secretary of Alltel will serve as Chairman of the Board of Directors of the Surviving Corporation. The Merger Agreement also provides that following the Merger, the Board of Directors of the Surviving Corporation will consist of nine members: Messrs. Frantz and Gardener, six directors to be designated by Alltel and one director to be designated by the Company, with a majority of the Board of Directors of the Surviving Corporation being “independent” within the meaning of the NYSE’s rules.

The Merger Agreement contains customary representations and warranties between Alltel and Spinco, on the one hand, and the Company, on the other, including with respect to accuracy of financial statements, the absence of undisclosed liabilities and similar matters. The parties have also agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation, public disclosure, regulatory cooperation and similar matters. The initial quarterly dividend rate of the Surviving Corporation following the Merger will be $0.25 per share.
Under the terms of the Merger Agreement, Spinco and the Company are restricted from taking certain actions prior to the effective time of the Merger that could adversely affect the tax-free treatment of the Distribution and related transactions. In addition, the Surviving Corporation will indemnify Alltel for any such actions that disqualify the Distribution for such tax-free treatment.
Unless the Merger Agreement is earlier terminated, the Company is required to submit the Merger Agreement to a stockholder vote even if the Board of Directors of the Company (the “Board) has withdrawn its recommendation of the Merger. The Company is generally prohibited from soliciting competing acquisition proposals and may not discuss a competing acquisition proposal unless the proposal is superior to the Merger or the Board determines in good faith that the proposal could lead to a superior proposal. In such event, the Company may engage in discussions with the prospective acquirer, provided certain information is given to Alltel, and the Company may terminate the Merger Agreement to accept a superior proposal, subject to certain conditions and the payment of the termination fee described below.
The Merger Agreement may be terminated: (i) by mutual consent of the parties, (ii) by any of the parties if the Merger has not been completed by December 8, 2006 (the “Termination Date”), (iii) by any of the parties if the Merger is enjoined, (iv) by Alltel and Spinco, on the one hand, or the Company, on the other hand, upon an incurable material breach of the Merger Agreement by the other party or parties, (v) by any party if the Company’s stockholders fail to approve the Merger, (vi) by Alltel or Spinco if the Company withdraws its recommendation of the Merger or fails to hold its stockholder meeting within 60 days after effectiveness of the registration statement, or (vii) by the Company to accept a superior acquisition proposal, provided that the Company gives Alltel prior notice and attempts to renegotiate the transaction, and upon termination the Company enters into a competing transaction.
In the event that (i) the Company terminates the Merger Agreement to accept a superior acquisition proposal, (ii) Alltel and Spinco terminate the Merger Agreement because the Board has withdrawn its recommendation of the Merger, (iii) any of the parties terminates the Merger Agreement because the Termination Date has passed or Alltel and Spinco terminate the Merger Agreement because the Company fails to hold its stockholder meeting, or (iv) any of the parties terminates the Merger Agreement because the Company’s stockholders fail to approve the Merger, and in the case of clauses (iii) and (iv) the Company agrees to or consummates a business combination transaction within one year after termination, then the Company must pay Alltel a $35 million termination fee. If any party terminates the Merger Agreement because the Termination Date has passed or the Company terminates the Merger Agreement because of a material breach by Alltel or Spinco and, in either case, at the time of termination substantially all other conditions to the Merger have been satisfied but the required IRS rulings or tax opinions for the transaction have not been received, then Alltel must pay the Company a $20 million termination fee and, if Alltel has failed to obtain sufficient financing to consummate the Distribution at the time of termination, then Alltel must pay the Company an increased termination fee of $35 million.
Consummation of the Merger is subject to the satisfaction of certain conditions, including, among others, (i) the approval of the Merger by the stockholders of the Company, (ii) the receipt of required regulatory approvals, including the approval of the Federal Communications Commission and the expiration of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (iii) consummation of the Contribution, the Distribution and the distribution by Spinco to Alltel of certain Spinco debt securities, (iv) consummation of the Spinco Financing, (v) receipt of surplus, solvency and certain other opinions and (vi) receipt of certain rulings from the Internal Revenue Service. The Merger and the other transactions contemplated by the Merger Agreement are expected to be completed in the second quarter of 2006.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to uncertainties that could cause actual future events and results of the Company to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that the Company believes are reasonable but are not guarantees of future events and results.
Actual future events and results of the Company may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by the Company, Spinco and Alltel; the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the separation of Alltel’s wireline business; failure to realize expected synergies and other benefits as a result of the Merger and other transactions described above; adverse changes in the terms and conditions of wireline agreements of the Company, Spinco and Alltel; the potential for adverse changes in the ratings given to the Company ‘s debt securities by nationally accredited ratings organizations; the availability and cost of financing in the corporate debt markets; the uncertainties related to the Company’s strategic investments; the effects of work stoppages; the effects of litigation, including any litigation with respect to the Distribution or the Merger; and the effects of federal and state legislation, rules, and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including, among others general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause the Company’s actual results to differ materially from those contemplated in the forward-looking statements included in this Current Report on Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect the Company’s future results included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.
ITEM 7.01. Regulation FD Disclosure.
The Company issued a press release on December 9, 2005 announcing the transactions contemplated by the Merger Agreement (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information contained in this Item 7.01 is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the information by reference. By including this Item 7.01 disclosure in the filing of this Current Report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
The information contained herein is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as we believe is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.
See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALOR COMMUNICATIONS GROUP, INC.
Date: December 9, 2005	/s/ William M. Ojile, Jr.
William M. Ojile, Jr.
Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of December 8, 2005, among ALLTEL Corporation, ALLTEL Holding Corp., and Valor Communications Group, Inc.*

99.1	Press release of Valor Communications Group, Inc., dated December 9, 2005.

*	Incorporated by reference to the Form 8-K of ALLTEL Corporation filed with the Securities and Exchange Commission on December 9, 2005.